UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2017

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

As previously disclosed on July 26, 2017, The Container Store, Inc., a wholly-owned subsidiary of The Container Store Group, Inc. (the “Company”), is currently seeking opportunities to refinance its senior secured term loan facility and revolving credit facility (the “Proposed Refinancing Transactions”).

In connection with the Proposed Refinancing Transactions, the Company is announcing that its comparable store sales for the fiscal month of July 2017 (“fiscal July”) increased by 4.6% compared to comparable store sales for the fiscal month of July 2016. The Company is announcing its comparable store sales results for fiscal July solely in connection with the Proposed Refinancing Transactions and does not currently intend to announce financial results for less than a completed fiscal quarter in the future.

The Company’s second quarter of fiscal 2017 is not yet complete, and the comparable store sales results for fiscal July are not necessarily indicative of the comparable store sales results that may be expected to occur for the second quarter of fiscal 2017 or the entire fiscal year 2017. The comparable store sales results for fiscal July are unaudited and, because they do not represent results for a completed fiscal quarter, they have not been reviewed by our independent auditor.  The Company is not updating its outlook for fiscal 2017 as announced in its earnings release dated August 2, 2017.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our expectations regarding the Proposed Refinancing Transactions; our expected financial results for the second quarter of fiscal 2017 and the entire fiscal year; and our intention not to announce financial results for less than a completed fiscal quarter in the future. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic and market conditions and changes in discretionary consumer spending; we may not be able to extend the maturity date of our senior secured term loan facility and/or our revolving credit facility on favorable terms, or at all; the interest rate on borrowings under the senior secured term loan facility may increase in connection with any refinancing; comparable store sales results for fiscal July are not necessarily indicative of the comparable store sales results that may be expected to occur for the second quarter of fiscal 2017 or the entire fiscal year 2017, and our comparable store sales results for such periods may be lower than our comparable store sales results for fiscal July; and our operating results are subject to quarterly and seasonal fluctuations.  These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on June 1, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: August 7, 2017	By:	/s/ Jodi Taylor

Jodi Taylor
Chief Financial Officer and Chief Administrative Officer

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